PROXY
                                       FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                   MAXIM U.S. GOVERNMENT SECURITIES PORTFOLIO


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MAXIM SERIES
FUND.


The undersigned hereby appoints Beverly A. Byrne and Rhonda A. Mills, or any of them, to be the attorneys and proxies of the undersigned at a special meeting of shareholders of Maxim Series Fund, to be held at 8515 East Orchard Road, Greenwood Village, Colorado 80111, at 10:30 a.m., Mountain Time, on June 26, 2006, and at any adjournment thereof, and to represent and cast the votes held of record by the undersigned on March 31, 2006, upon the proposal set forth below and as set forth in the Notice of Special Meeting and Proxy Statement for such meeting.


Please sign and date your Proxy and return promptly in the accompanying envelope.

_______________________________________         DATED: _________________, 2006
(Signature of Shareholder)

This Proxy may be revoked by the Shareholder (Contract owner) at any time prior to the Special Meeting.

Please fill in box as shown using black or blue ink or Number 2 pencil.

                                       [X]

                       PLEASE DO NOT USE FINE POINT PENS.

This Proxy will be voted, and voted as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED IN THE SAME PROPORTION AS THOSE FOR WHICH SPECIFICATIONS ARE MADE. The Board of Directors recommends a vote FOR the Proposal.

                                    PROPOSAL

Approve or disapprove the Plan of Reorganization, including the merger of the U.S. Government Securities Portfolio into the Maxim U.S. Government Mortgage Securities Portfolio and the renaming of Maxim U.S. Government Mortgage Securities Portfolio, upon consummation of the Plan of Reorganization, as the Maxim U.S. Government Securities Portfolio.

      For                 Against                 Abstain
     [    ]               [    ]                  [    ]


                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
            PLEASE SIGN, DATE AND RETURN YOUR INSTRUCTION CARD TODAY.